Exhibit 10.3
COMMERCIAL NOTE
(REVOLVING LINE OF CREDIT)

Borrower:	IOWA RENEWABLE ENERGY, LLC 1701 East 7th Street P.O. Box 2 Washington, IA 52353	Lender:	MLIC ASSET HOLDINGS LLC
4500 Westown Parkway, Suite 330A
West Des Moines, IA 50266

FEDERATION BANK
102 East Main Street
Washington, IA 52353

WASHINGTON STATE BANK
121 South Marion Avenue
Washington, IA 52353

Principal Amount: $6,000,000.00	Date of Note: September 1, 2010
PROMISE TO PAY. For value received, IOWA RENEWABLE ENERGY, LLC (“Borrower”) promises to pay on or before the Due Date (as hereinafter defined) to the order of MLIC ASSET HOLDINGS LLC, FEDERATION BANK and WASHINGTON STATE BANK (collectively, the “Lender”) at Washington State Bank, Washington, Iowa, or at any other place designated at any time by the holder of this Note, in lawful money of the United States of America, the principal sum of SIX MILLION and 00/100 Dollars ($6,000,000.00), or as much as has been disbursed and remains outstanding on this Note at the Due Date, as is shown by the Lender’s records, together with interest (calculated on the basis of actual days elapsed in a year of 365 days) on the unpaid principal of this Note from the date of this Note until this Note is paid in full.
DUE DATE. This Note shall be due and payable in full on May 31, 2011 (hereinafter referred to as the “Due Date”).
PAYMENT AND REBORROWING; ADMINISTRATIVE FEE. Borrower shall make monthly payments in an amount equal to all accrued, but unpaid interest on the Note. Borrower’s first monthly interest payment is due on the first day of the first month following the first advance under this Note, and all subsequent interest payments are due on the same day of each month after that. In addition, on the Due Date, the Borrower shall make one payment in the amount of all unpaid principal and interest.
Subject to the terms and conditions of the Loan Agreement between the Borrower and Lender of even date herewith (“Loan Agreement”), the undersigned may borrow, prepay and reborrow under this Note until the Due Date within the limits of this Note and the Loan Agreement. Any advances made under this Note shall be at the sole discretion of the Lender and the Lender is not obligated to make any advance.
Borrower’s final payment will be due on the Due Date, and will be for all principal and all accrued interest not yet paid. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.
In addition to the payment of principal and interest on this Note, as set forth above, the Borrower shall pay to the Lender the Administrative Fee (as defined in the Loan Agreement) in the amount of Three Thousand Dollars ($3,000.00) each month. The first Administrative Fee payment shall be made by the Borrower contemporaneous with the execution of the Loan Agreement and each subsequent Administrative Fee payment shall be paid on the first day of each month thereafter. The Administrative Fee shall be paid by the Borrower to the Lender whether or not there is a balance then owed under this Note.

VARIABLE INTEREST RATE. The interest rate on this loan is subject to change from time to time based on changes in an independent index which is the London Interbank offered rate for U.S. Dollar deposits published in the Wall Street Journal as the Thirty (30) Day LIBOR Rate (“LIBOR Rate”). The LIBOR Rate will be adjusted and determined without notice to Borrower as set forth herein, as of the date of this Note and on the first (1st) day of each calendar month hereafter (“Interest Rate Change Date”) to the Thirty (30) Day LIBOR Rate which is published in the Wall Street Journal as the reported rate for the date that is two London Banking Days prior to each Interest Rate Change Date. “London Banking Day” means any day other than a Saturday or Sunday, on which commercial banking institutions in London, England are generally open for business. If for any reason the LIBOR. Rate published by the Wall Street Journal is no longer available and/or Lender is unable to determine the LIBOR Rate for any Interest Rate Change Date, Lender may, in its sole discretion, select an alternate source to determine the LIBOR Rate and will provide notice to Borrower of the source selected. The LIBOR Rate determined as set forth above shall be referred to herein as (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each month on the first (1st) day of each month. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 0.26% per annum. The interest rate to be applied to the unpaid principal balance of this loan will be calculated as described in the “INTEREST CALCULATION METHOD” paragraph using a rate of 12.00 percentage points over the Index, resulting in an initial rate of 12.26% per annum based on a year of 365 days.
PREPAYMENT PENALTY; MINIMUM INTEREST CHARGE. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower’s making fewer payments. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Washington State Bank at the address set forth in the first paragraph of this Note.
LATE CHARGE. If any payment required by this Note is not paid within 15 days after the payment is due, the undersigned will make an additional payment to the Lender of four percent (4.00%) of the amount of the late payment (the “Late Fee”).
INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased by adding a four (4) percentage point margin (“Default Rate Margin”). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.
DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:
Payment Default. Borrower fails to make any payment when due under this Note or any other indebtedness owed by Borrower to Lender.
Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note, the Loan Agreement or in any of the other loan documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender (or any of them) and Borrower, including, without limitation the Construction-Term Loan Documents (as defined in the Loan Agreement).
Default in Favor of Third Parties. Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay any Loan or perform its obligations under this Note, the Loan Agreement or any of the other loan documents.
False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note, the Loan Agreement or any of the other loan documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.
Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.
Defective Collateralization. This Note, the Loan Agreement or any of the other loan documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing this Note. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.
Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness. In the event of a death, Lender, at its option, may, but shall not be required to, permit the Guarantor’s estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.
Change in Ownership. Any change of an ownership interest of twenty-five percent (25%) or more in Borrower.
Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.
Insecurity. Lender in good faith believes itself insecure.
LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.
ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including without limitation all attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.
GOVERNING LAW. This Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of Iowa. This Note has been accepted by Lender in the State of Iowa.
CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of WASHINGTON County, State of Iowa.
RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.
COLLATERAL. Borrower acknowledges this Note is secured, without limitation, by all Collateral and Loan Documents described in the Loan Agreement, including, without limitation, the following documents dated of even date herewith: Security Agreement, Mortgage and Hedge Account Assignment.
U.S.A. PATRIOT ACT. IMPORTANT NOTICE: To help the government fight the funding of terrorism and money laundering activities, the USA PATRIOT Act requires all banks to obtain and verify the identity of each person or business that opens an account. When Borrower opens an account Lender will ask Borrower for information that will allow Lender to properly identify Borrower and Lender will verify that information. If Lender cannot properly identify within 30 calendar days, Lender reserves the right to deem all of the balance and accrued interest due and payable immediately.
ERRORS AND OMISSIONS. I agree, if requested by you, to fully cooperate in the correction, if necessary, in the reasonable discretion of you of any and all loan closing documents so that all documents accurately describe the loan between you and me. I agree to assume all costs including by way of illustration and not limitation, actual expenses, legal fees and marketing losses for failing to reasonably comply with your requests within thirty (30) days.

PURPOSE OF LOAN. The specific purpose of this loan is: Finance the production of bio-diesel at the Borrower’s Washington, Iowa biodiesel plant.
SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.
GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party, guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.
PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.
BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE AND ALL OTHER LOAN DOCUMENTS RELATING TO THIS DEBT.

BORROWER: IOWA RENEWABLE ENERGY, LLC
By:	/s/ Michael J. Bohannan
Michael J. Bohannan
its: President